Exhibit 23.6

August 22, 2006

New Oriental Education & Technology Group Inc.

No. 6 Hai Dian Zhong Street, Haidian District

Beijing 100080, People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of New Oriental Education & Technology Group Inc. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on August 22, 2006 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Robin Yanhong Li